AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 18, 1996
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                              EQUITRAC CORPORATION

         --------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               FLORIDA                                    59-1797862
   -------------------------------                  ---------------------
   (STATE OR OTHER JURISDICTION OF                      (IRS EMPLOYER
   INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NUMBER)



                          836 PONCE DE LEON BOULEVARD
                          CORAL GABLES, FLORIDA 33134
         -------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                     EQUITRAC CORPORATION STOCK OPTION PLAN
                 ---------------------------------------------
                            (FULL TITLE OF THE PLAN)

                              -------------------

                                GEORGE P. WILSON
                                   PRESIDENT
                              EQUITRAC CORPORATION
                          836 PONCE DE LEON BOULEVARD
                          CORAL GABLES, FLORIDA 33134
              ---------------------------------------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (305) 442-2060
         -------------------------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            Kenneth C. Hoffman, Esq.
                          Greenberg, Traurig, Hoffman,
                         Lipoff, Rosen & Quentel, P.A.
                              1221 Brickell Avenue
                             Miami, Florida  33131
                                 (305) 579-0809

                              --------------------

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                     PROPOSED MAXIMUM      PROPOSED
TITLE OF SECURITIES   AMOUNT TO BE    OFFERING PRICE   MAXIMUM AGGREGATE     AMOUNT OF
 TO BE REGISTERED      REGISTERED     PER SHARE (1)    OFFERING PRICE(1)  REGISTRATION FEE
COMMON STOCK,
- -----------------------------------------------------------------------------------------------
$.01 PAR VALUE.....  200,000 SHARES     $7.5625          $1,512,500          $521.56
===============================================================================================

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low sale price of the Common Stock on September 18, 1996.

                               Page 1 of 4 Pages
                           Exhibit Index at Page II-4

           PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant are hereby incorporated by reference in this Registration Statement:

        The Registrant hereby incorporates by reference into this Registration Statement the following documents or portions thereof as indicated:

        (a) the Registrant's Registration Statement on Form S-8 (Registration No. 33-49656), filed with the Commission on July 16, 1992;(1)

        (b) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 29, 1996;

        (c) the Registrant's quarterly report on Form 10-Q for the fiscal quarters ended May 31, 1996, and all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since March 1, 1996; and

        (d) the description of the Registrant's Common Stock filed as a part of the Registrant's Registration Statement, as amended, on Form 8-A.

        In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.













- ------------------------
(1)The Registration Statement on Form S-8 (Registration No. 33-49656) (the "Original S-8") registered 200,000 shares of the Registrant's Common Stock. At the Company's 1994 annual meeting of shareholders, held on July 20, 1994, the Company's shareholders approved an amendment to the Plan, which increased by 200,000 the number of shares available for grant under the Plan from 200,000 to 400,000. This Registration Statement on Form S-8 registers these additional 200,000 shares. After giving effect to the amendment to the Plan approved by the Registrant's shareholders at the Company's 1994 annual meeting, and the effectiveness of this Registration Statement on Form S-8, the total number of shares registered on Form S-8 and available for grant under the Plan will be 400,000.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Gables, State of Florida on September 18, 1996.

                                EQUITRAC CORPORATION



                                By:  /s/George P. Wilson
                                     -------------------------------------
                                     George P. Wilson
                                     President and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George P. Wilson his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto, and other documents to be filed in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     SIGNATURE                        TITLE                          DATE
- --------------------  --------------------------------------  ------------------

/s/George P. Wilson   President, Chief Executive Officer      September 18, 1996
- -------------------   and Director (principal executive
George P. Wilson      officer)


/s/Scott J. Modist    Vice President-Finance and Chief        September 18, 1996
- -------------------   Financial Officer (principal
Scott J. Modist       financial and accounting officer)

/s/John T. Kane       Chairman of the Board                   September 18, 1996
- -------------------
John T. Kane

/s/James F. Courbier  Director                                September 18, 1996
- --------------------
James F. Courbier

/s/Marc M. Watson     Director                                September 18, 1996
- -------------------
Marc M. Watson

/s/Peter Marx         Director                                September 18, 1996
- -------------------
Peter Marx

                                 EXHIBIT INDEX




EXHIBIT                                                               SEQUENTIAL
NUMBER                           DESCRIPTION                           PAGE NO.
- ------                           -----------                           --------
  4.1    Equitrac Corporation Stock Option Plan, as amended

  5.1    Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
         Quentel, P.A.

 23.1    Consent of Coopers & Lybrand L.L.P.

 23.2    Consent of Greenberg, Traurig, Hoffman, Lipoff, Rosen &
         Quentel, P.A. (contained in its opinion filed as Exhibit
         5.1 hereto)

 24.1 Power of Attorney is included in the Signatures section of this Registration Statement